THE FIRST AUSTRALIA FUND, INC.
Gateway Center Three, 9th Floor
100 Mulberry Street
Newark, NJ 07102-4077




                                      June 25, 1999

SEC Operations Center (OFCIS)
6432 General Green Way
Mail Stop 0-7
Alexandria, VA 22312

Attention:  File Support Unit


               Re: The First Australia Fund, Inc.
                  File No. 811-4438


Ladies and Gentlemen:

     Enclosed is one (1) copy of the of the Semi-Annual
Report on Form  N-SAR  for  The First Australia Fund,
Inc. for  the  period ended  April 30, 1999. The Form
N-SAR was filed using  the  Edgar system.



                                 Very truly yours,



                                 /s/Kenneth Kozlowski
                                 Kenneth Kozlowski
                                 Assistant Treasurer







This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of June, 1999.




              The First Australia Fund, Inc.




Witness:/s/ Grace C. Torres     By:/s/Kenneth Kozlowski
        Grace C. Torres            Kenneth Kozlowski
        Treasurer                  Assistant Treasurer